UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):	May 31, 2006

InFocus Corporation

(Exact name of registrant as specified in its charter)

Oregon	000-18908	93-0932102
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

27700B SW Parkway Avenue, Wilsonville, Oregon 97070

(Address of principal executive offices, including zip code)

(503) 685-8888

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

InFocus Corporation
FORM 8-K

INDEX TO CURRENT REPORT ON FORM 8-K

Item	Description	Page

1.01	Entry into a Material Definitive Agreement	2

9.01	Financial Statements and Exhibits	2

Item 1.01       Entry into a Material Definitive Agreement

On May 31, 2006, InFocus Corporation (the “Company”) received an extension letter from Wells Fargo Foothill related to the Company’s $25 million line of credit, which moves the due date for providing the bank with audited financial statements for its fiscal year 2005. The extended due date for providing Wells Fargo Foothill with the audited financial statements for fiscal year 2005 is July 7, 2006.

A copy of the extension letter is attached as Exhibit 10.1 to this report and is incorporated herein. The foregoing description of the letter does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 9.01       Financial Statements and Exhibits

(d)	Exhibits. The following exhibit is attached hereto and this list is intended to constitute the exhibit index.

10.1 Letter Extension for Delivery of Annual Financial Statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.

INFOCUS CORPORATION

Dated: June 2, 2006	By	/s/ C. Kyle Ranson
C. Kyle Ranson
President and Chief Executive Officer

	By	/s/ Roger Rowe
Roger Rowe
Vice President Finance, Chief Financial Officer and Secretary